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                                                                    EXHIBIT 23.3

                              CONSENT OF COUNSEL

     We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes a part of the Registration Statement for the Common Stock of Applied Imaging Corp. on form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.


                                            By: /s/ Karen Dow
                                                ------------------------------
                                                Karen Dow
                                                Townsend and Townsend and Crew

Palo Alto, California
June 24, 1996